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                             OneAmerica Funds, Inc.
                One American Square, Indianapolis, Indiana 46282

                 DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT


Name:       American United Life Insurance Company
Address:    One American Square
              P.O. Box 368
              Indianapolis, In 46282

Ladies and Gentlemen:

OneAmerica Funds, Inc. (the "Fund") is an open-end management investment company organized as a Maryland corporation and registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). On behalf of each of the portfolios of the Fund identified in Schedule A, as amended from time to time ("Portfolios"), the board of directors of the OneAmerica Funds, Inc. ("Directors") have adopted a Distribution and Service Plan pursuant to Rule 12b-1 under the 1940 Act (the "Plan") that, among other things, authorizes the Fund to enter into this Agreement with you (the "Authorized Firm"), concerning the provision of activities and services set forth in Section 2 (collectively, "Services") to your contract owners or other permissible purchasers ("Customers") who may from time to time be investors, or prospective investors, in the Advisor Class shares (the "Shares") of a Portfolio. The terms and conditions of this Agreement are as follows:

     1. REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

1.1. Reference is made to the "Advisor Class Prospectus" of the Fund as from time to time is effective under the Securities Act of 1933 (the "1933 Act"). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

1.2. For purposes of determining the fees payable to you under Section 3, the average daily net asset value of a Portfolio's Shares will be computed in the manner specified in the Fund's Advisor Class registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Portfolio's Shares for purposes of purchases and redemptions.

     2. SERVICES OF AUTHORIZED FIRM.

2.1. The Authorized Firm is hereby authorized and may from time to time undertake to perform, or arrange for the performance of, some or all of the following non-exclusive list of Services:

          - the provision of personal and continuing services to beneficial owners of Fund Shares;

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          -    receiving,  aggregating  and  processing  purchase,  exchange and redemption orders of beneficial owners;

          - answering questions and handling correspondence from beneficial owners about their accounts;

          - maintaining account records and providing beneficial owners with account statements;

          -    processing dividend payments for Shares held beneficially;

          -    providing sub-accounting services for Shares held beneficially;

          - issuing reports and transaction confirmations to beneficial owners;

          - forwarding shareholder communications to beneficial owners of Shares;

          -    receiving,   tabulating  and  transmitting  proxies  executed  by
               beneficial owners of Shares;

          -    general account administration activities;

          -    advertising,   preparation   of  sales   literature   and   other
               promotional materials, and related printing and distribution expenses with respect to a Portfolio;

          -    paying  employees  or agents of the  distributor  of the  Shares, other securities broker-dealers and financial intermediaries, sales personnel, or "associated persons" of the Fund who engage in or support the provision of services to investors and/or distribution of the Shares, including salary, commissions, telephone, travel and related overhead expenses;

          - incurring expenses of training sales personnel regarding the Portfolios;

          - preparing, printing and distributing the Fund's Advisor Class Prospectus, statements of additional information, supplements thereto, and reports to prospective investors;

          - organizing and conducting sales seminars and meetings designed to promote the sale of Fund Shares;

          - paying fees to one or more Authorized Firms in respect of the average daily value of Shares beneficially owned by investors for whom the Authorized Firm is the dealer of record or holder of record, or beneficially owned by shareholders with whom the Authorized Firm has a servicing relationship;
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          -    incurring   expenses  in  obtaining   information  and  providing
               explanations to variable contract owners and wholesale and retail distributors of contracts regarding Fund investment objectives and policies and other information about the Fund, including the performance of the Fund;

          - incurring expenses in personal services and/or maintenance of variable contract accounts with respect to Shares attributable to such accounts;

          - incurring costs and expenses in implementing and operating the Plan, including capital or other expenses of associated equipment, rent, salaries, bonuses, interest, and other overhead or financing charges; and

          - such other similar activities and services as determined by the Board from time to time.

2.2. The Authorized Firm may receive compensation pursuant to this Agreement for making the Fund available to its Customers as funding vehicles for their variable insurance contracts, and/or compensation for services performed and expenses incurred by Authorized Firm or its affiliates in connection with the sale of Fund Shares.

2.3. The Authorized Firm will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Authorized Firm's business, or any personnel employed by the Authorized Firm) as may be reasonably necessary or beneficial in order to provide such Services.

2.4. The procedures relating to the handling of orders shall be subject to instructions which the Fund shall forward from time to time to the Authorized Firm. All purchase orders for a Portfolio's Shares are subject to acceptance or rejection by the Fund in its sole discretion, and the Fund may, in its discretion and without notice, suspend or withdraw the sale of a Portfolio's Shares, including the sale of such Shares to the Authorized Firm for the account of any Customer or Customers, unless otherwise agreed to by the parties to this Agreement.

2.5. In no transaction shall the Authorized Firm act as dealer for its own account; the Authorized Firm shall act solely for, upon the specific or pre-authorized instructions of, and for the account of, its Customers. For all purposes of this Agreement, the Authorized Firm will be deemed to be an independent contractor, and will have no authority to act as agent for the Fund or any dealer of the Shares in any matter or in any respect. No person is authorized to make any representations concerning the Fund or Portfolio Shares except those representations contained in the Fund's then-current Advisor Class Prospectus and Statement of Additional Information and in such printed information as the Fund may subsequently prepare, unless otherwise agreed to by the parties to this Agreement.

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2.6. The  Authorized  Firm and its employees  will,  upon request,  be available during normal business hours to consult with the Fund or its designees concerning the performance of the Authorized Firm's responsibilities under this Agreement. The Authorized Firm will provide to the Fund's Directors (or assist in the provision of), and the Fund's Directors will review at least quarterly, a written report of the amounts so expended and describe the purposes for which the expenditures are made.

In addition, the Authorized Firm will furnish to the Fund or its designees such information as the Fund or its designees may reasonably request (including, without limitation, periodic certifications confirming the rendering of Services as described herein), and will otherwise cooperate with the Fund and its designees (including, without limitation, any auditors designated by the Fund), in the preparation of reports to the Fund's Directors concerning this Agreement and the monies paid, reimbursed, payable, or reimbursable pursuant hereto, the Services provided hereunder and related expenses, and any other reports or filings that may be required by law.

     3. FEES.

3.1. In consideration of the costs and expenses of furnishing the Services and facilities provided by the Authorized Firm hereunder, and subject to the limitations of applicable law and regulations, the Authorized Firm will be compensated and/or reimbursed (as applicable) at an annual rate of up to, but not more than, 0.30% of the average daily net assets attributable to the Shares of each Portfolio which are attributable to or held in the name of the Authorized Firm for its Customers. The fee will not be paid to the Authorized Firm with respect to Shares of a Portfolio that are redeemed or repurchased by the Portfolio within seven (7) business days of receipt of confirmation of such sale.

3.2. The fee rate with respect to any Portfolio may be prospectively increased or decreased by the Fund, in its sole discretion, at any time upon notice to the Authorized Firm.

     4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

4.1. By written acceptance of this Agreement, the Authorized Firm represents, warrants, and agrees that, to the extent required by law: (i) the Authorized Firm has all necessary qualifications, authorizations and/or registrations relating to the Authorized Firm's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Authorized Firm performed in connection with the discharge of its responsibilities under this Agreement; (ii) the Authorized Firm will provide to Customers a schedule of the services it will perform pursuant to this Agreement and a schedule of any fees that the Authorized Firm may charge directly to Customers for services it performs in connection with investments in the Fund on the Customer's behalf; and (iii) any and all compensation payable to the Authorized Firm by Customers in connection with the investment of their assets in the Fund will be disclosed by the Authorized Firm to


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     Customers  and will be  authorized  by Customers  and will not result in an excessive fee to the Authorized Firm.

4.2. The Authorized Firm agrees to comply with all requirements applicable to it by reason of all applicable laws, including federal and state securities laws, the rules and regulations of the SEC, including, without limitation, all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, and the Investment Advisers Act of 1940. The Fund has informed the Authorized Firm of the states or other jurisdictions in which the Fund believes the Shares of the Portfolios are qualified for sale. The Authorized Firm agrees that it will not purchase a Portfolio's Shares on behalf of a Customer's account in any jurisdiction in which such Shares are not qualified for sale. The Authorized Firm further agrees that it will maintain all records required by applicable law or otherwise reasonably requested by the Fund relating to services provided by it pursuant to the terms of this Agreement.

4.3. The Authorized Firm agrees that under no circumstances shall the Fund be liable to the Authorized Firm or any other person under this Agreement as a result of any action by the SEC affecting the operation or continuation of the Plan.

     5. EXCULPATION; INDEMNIFICATION.

5.1. The Fund shall not be liable to the Authorized Firm and the Authorized Firm shall not be liable to the Fund except for acts or failures to act which constitute lack of good faith or negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Fund or by the Authorized Firm of compliance with any applicable law, rule, or regulation.

5.2. The Authorized Firm will indemnify the Fund and hold it harmless from any claims or assertions relating to the lawfulness of the Authorized Firm's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Authorized Firm performed in connection with the discharge of its responsibilities under this Agreement. If any such claims are asserted, the Fund shall have the right to manage its own defense, including the selection and engagement of legal counsel of its choosing, and all costs of such defense shall be borne by the Authorized Firm.

     6. EFFECTIVE DATE; TERMINATION.

6.1. This Agreement will become effective with respect to each Portfolio on the date of its acceptance by the Authorized Firm. Unless sooner terminated with respect to any Portfolio, this Agreement will continue with respect to a Portfolio until terminated in accordance with its terms, provided that the continuance of the Plan is specifically approved at least annually in accordance with the terms of the Plan.

6.2. This Agreement will automatically terminate with respect to a Portfolio in the event of its assignment (as such term is defined in the 1940 Act) or upon

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     termination of the Plan.  This Agreement may be terminated  with respect to any Portfolio by the Fund or by the Authorized Firm, without penalty, upon sixty days' prior written notice to the other party. This Agreement may also be terminated with respect to any Portfolio at any time without penalty by the vote of a majority of the Independent Directors (as defined in the Plan) or a majority of the outstanding Shares of a Portfolio on sixty (60) days' written notice.

     7. GENERAL.

7.1. All notices and other communications to either the Authorized Firm or the Fund will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth on page 1 hereof, or at such other address as either party may provide in writing to the other party.

7.2. The Fund may enter into other similar agreements for the provision of Services with any other person or persons without the Authorized Firm's consent.

7.3. Upon receiving the written consent of the Fund, the Authorized Firm may, at its expense, subcontract with any entity or person concerning the provision of the Services contemplated hereunder; provided, however, that the Authorized Firm shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Authorized Firm shall be responsible, to the extent provided in
     Article 5 hereof, for all acts of such subcontractor as if such acts were its own.

7.4. This Agreement supersedes any other agreement between the Fund and the Authorized Firm relating to the Services described herein in connection with a Portfolio's Shares and relating to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Indiana and shall bind and inure to the benefit of the parties hereto and their respective successors.

7.5 It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents or employees of the Fund personally, but shall bind only the property of the Fund. The execution and delivery of this Agreement have been authorized by the Directors, and this Agreement has been signed and delivered by an authorized officer of the Fund, acting as such, and neither such authorization by the Directors nor such execution and delivery by such


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     officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Fund.

(The remainder of this page is left intentionally blank. The signature page follows.)

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IN WITNESS  WHEREOF,  the  parties  hereto have  caused  this  instrument  to be executed by their officers designated below.

                                               OneAmerica Funds, Inc.


                                            By:/s/ Richard M. Ellery

                                           Title:Assistant Secretary & Chief
                                                 Compliance Officer


The foregoing Agreement is hereby accepted:


American United Life Insurance Company
Authorized Firm

By:/s/ Richard M. Ellery
Title: Associate General Counsel

Date:  03/03/09
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                                   SCHEDULE A
             TO THE DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT
                           Approved February 24, 2006
                     Amended and Approved February 29, 2008
                           Approved February 26, 2009

     OneAmerica Value Portfolio

     OneAmerica Investment Grade Bond Portfolio

     OneAmerica Money Market Portfolio

     OneAmerica Asset Director Portfolio

     OneAmerica Socially Responsive Portfolio